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                                   Exhibit 10.15

                       INVESTOR RELATIONS CONSULTING CONTRACT


     This Agreement is made and entered into as of the 1st day of September, 1998 between Gestion Bersoti TBF LTEE (the "Consultant") and ARXA International Energy, Inc. (the "Company").

     In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The Company hereby engages the Consultant on a nonexclusive basis for the term specified in Paragraph 2 hereof to render consulting advice to the Company as a public relations specialist relating to corporate and similar matters upon the terms and considerations set forth herein. During the term of this Agreement, the Consultant and the Company intend to evaluate the possibilities for additional engagements that may be embodied in one or more separate written agreements.

     2. Except as otherwise specified herein, this Agreement shall be effective for six (6) months from the date hereof, until it is terminated by either party upon thirty (30) days written notice received by either the Consultant or the Company.

     3. During the term of this Agreement, the Consultant shall provide the Company with such regular and customary consulting advice as is reasonably requested by the Company, provided that the Consultant shall not be required to undertake duties not reasonable within the scope of the consulting services contemplated by this Agreement. It is understood and acknowledged by the parties that the value of the Consultant's advice is not readily quantifiable, and that the Consultant shall be obligated to render advice upon the request of the Company, in good faith and on a best efforts basis, but shall not be obligated to spend any specific amount of time in so doing. The Consultant's duties may include, but will not necessarily be limited to, providing recommendations to the Company concerning the following matters:

          A.   Assist the Company in public relations matters generally.

          B. Rendering advice and assistance to the Company generally in connection with the preparation of public announcements.

          C.   Assisting the Company in promotion of the company.

          D. Assisting the Company in public relations with stockholders, brokers, and investors.

     4. In consideration for the services rendered by the Consultant to the Company pursuant to this Agreement, the Company shall compensate the Consultant as follows:

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          (a)  Effective upon the execution of this Agreement, the Company will issue to the Consultant 300,000 common shares (free trading) of the Company.

          (b) Effective upon the execution of this Agreement, the Company grants to the Consultant, an option to purchase 300,000 common shares of the Company at the price of $.05 per share. This option must be exercised within one year.

          (c) The Company agrees to include any shares under option received by the Consultant hereunder in its next succeeding registration statement at the Company's sole cost and expense.

     5. The Company recognizes and confirms that, in advising the Company and fulfilling its engagement hereunder, the Consultant will use and rely on data, material and other information furnished to the Consultant by the Company. The Company acknowledges and agrees that in performing its services under this engagement, the Consultant may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same. Accordingly, the Company expressly agrees that all data, material and other information furnished to the Consultant by the Company shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading.

     6. The Consultant shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that the Consultant shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

     7. (a) This Agreement constitutes the entire Agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

          (b) All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt request, postage prepaid, or by private overnight mail service (e.g. Federal Express) to the party at the address set forth below or to such other address as either party may hereafter give notice of in accordance with the provisions hereof:

     If to the Company:       ARXA International Energy, Inc
                              530 Wells Fargo Drive, Suite 310
                              Houston, Texas 77090

     If to the Consultant:    Gestion Bersoti TBF LTEE
                              5720 Gavendish Boulevard, Suite 1005
                              Cote Saint Luc, Quebec
                              Canada H4W 1S9

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          (c)  This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

          (d) This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original documents.

          (e) No provision of this Agreement may be amended, modified or waived, except in writing signed by all of the parties hereto.

     If the foregoing correctly sets forth the understanding between the Consultant and the Company with respect to the foregoing, please so indicate your agreement by signing in the place provided, at which time this letter shall become a binding contract.

     The parties agree that the present Agreement be drawn up in the English Language. Les parties declarent qu'ils ont exige que le present entete soit ecrit dans la langue anglaise.


Accepted and agreed:

ARXA International Energy, Inc          Gestion Bersoti TBF LTEE



By: /s/ L. Craig Ford                   By: /s/ Cynthia Gardner
    ----------------------------            --------------------------------
    L. Craig Ford                           Cynthia Gardner